News Release

Tuesday, July 13, 2004

Gannett Co., Inc. Reports Second Quarter Results

and Announces Increased Share Repurchase Authority

McLEAN, VA - Gannett Co., Inc. (NYSE: GCI) reported today that 2004 second quarter earnings per diluted share, on a GAAP (generally accepted accounting principles) basis, were $1.30 versus $1.20 for the second quarter of 2003, an 8.3 percent increase. The company's record results reflected increased advertising demand for all of its operating divisions.

Diluted earnings per share for the first six months of 2004 were $2.29 compared with $2.12 for the same interval in 2003.

Total operating revenues for the company were $1.87 billion for the second quarter compared to $1.71 billion for the same period last year, a 9.9 percent increase. Net income rose 9.3 percent to $354.4 million versus $324.3 million in 2003's second quarter. Operating cash flow (defined as operating income plus depreciation and amortization) increased to $638.5 million from $585.4 million for the same quarter a year ago.

For the first six months of 2004, total revenues were $3.60 billion, a 10.6 percent increase. Net income rose 9.5 percent to $628.8 million from $574.1 million and operating cash flow rose 8.9 percent to $1.15 billion.

Average diluted shares outstanding in the second quarter totaled 273,541,000 compared with 271,281,000 in 2003's second quarter. Approximately 5.3 million shares were repurchased during the quarter. The company also announced today that its Board of Directors has authorized the repurchase of an additional $1.0 billion of its common stock. Prior to today's action, a substantial portion of the $500 million authorized for repurchase under the program announced on May 12, 2004 had been used.

Commenting on the company's results, Douglas H. McCorkindale, Chairman, President and CEO said: "We are pleased to again report record operating results in the face of an uneven economic recovery. Our newspaper segment produced industry leading ad revenue growth, benefiting particularly from strong growth in classified employment advertising, and acquisitions. Higher newsprint and certain employee benefit costs, however, continue to impact expenses. Our UK operations again made a strong contribution to earnings as demand for advertising in the UK continues to improve. We also benefited from a favorable exchange rate. The Broadcast segment achieved solid results reflecting, in part, an increase in political advertising demand."

NEWSPAPERS

Newspaper segment results in the quarter and year-to-date include the SMG Publishing business, (acquired in April 2003), Clipper Magazine, Inc. (acquired in October 2003), and NurseWeek (acquired in February 2004).

Total newspaper segment operating revenues were $1.66 billion for the quarter, a 9.8 percent increase year-over-year. Assuming Gannett had owned the same group of properties in the second quarter of 2004 and 2003, advertising revenues would have increased 9.2 percent. On the same basis, classified advertising rose 12.2 percent, national revenues advanced 10.4 percent and local advertising revenues increased 5.9 percent. Total newspaper segment expenses rose 10.3 percent in the quarter due primarily to acquisitions, higher exchange rates, higher medical and other benefit expenses, and higher newsprint expense. Newsprint expense rose 13.1 percent reflecting higher year-over-year prices, the exchange rate and modestly higher usage. Total newspaper segment operating cash flow, which includes USA TODAY and our UK properties, rose 8.6 percent to $537.6 million, versus $495.3 million in the same quarter of 2003.

At USA TODAY, advertising revenues increased 15.5 percent in the second quarter. Paid advertising pages totaled 1,267 compared with 1,220 in 2003's second quarter, a 3.9 percent increase. For the year-to-date, USA TODAY's advertising revenues increased 12.9 percent and paid pages totaled 2,366 compared to 2,316 for the same period in 2003.

BROADCASTING

Broadcasting segment results in the quarter include Captivate Network Inc., acquired in April 2004. In the second quarter, broadcasting revenues increased 10.3 percent to $212.5 million from $192.7 million in the same quarter in 2003. Broadcasting operating cash flow increased 11.4 percent to $113.8 million from $102.2 million in the corresponding interval in 2003.

Excluding Captivate, television revenues rose 8.6 percent, operating expenses increased 5.0 percent and operating cash flow was up 11.7 percent for the quarter.

NON-OPERATING ITEMS

The company's interest expense was $32.0 million in the quarter, down from $36.3 million in the second quarter of 2003, reflecting lower debt levels and lower short term interest rates. Other non-operating expense primarily reflects non-operating charges for minority interest and Internet investments.

At the end of the quarter, Gannett had more than 110 domestic publishing Web sites, including USATODAY.com, one of the most popular newspaper sites on the Web. The company also had Web sites in all of its 19 television markets. In May, Gannett's consolidated domestic Internet audience share totaled 18.2 million unique visitors reaching approximately 11.9 percent of the Internet audience according to Nielsen//NetRatings. Newsquest is also an Internet leader in the United Kingdom where its network Web sites attracted more than 26.6 million monthly page impressions from more than 2.7 million unique users.

*    *    *

All references in this release and attachments to "operating cash flow" are to a non-GAAP financial measure. Management believes that use of this measure allows investors and management to analyze and compare the company's performance in a more meaningful and consistent manner. A reconciliation of these non-GAAP amounts to the company's consolidated statements of income is presented on an attachment.

As previously announced, the company will hold an earnings conference call at 10:00 a.m. EDT today. The call can be accessed via a live Webcast through the Investor Relations section of the company's Web site, www.gannett.com, or listen-only conference lines, by dialing 1-800-915-4836 (in the U.S.) and 1-973-317-5319 (outside the U.S.) at least 10 minutes prior to the scheduled start of the call. Replay of the conference call will be available about two hours after the live call. To access the replay, dial 1-800-428-6051 (in the U.S.) and 1-973-709-2089 (outside the U.S.). The access code for the replay is 360264. Materials related to the call will be available through the Investor Relations section of the company's Web site Tuesday morning.

Gannett Co., Inc. is a leading international news and information company that publishes 101 daily newspapers in the USA, including USA TODAY, the nation's largest-selling daily newspaper. The company also owns in excess of 500 non-daily publications in the USA and USA WEEKEND, a weekly newspaper magazine. Gannett subsidiary Newsquest is the United Kingdom's second largest regional newspaper company. Newsquest publishes more than 300 titles, including 17 daily newspapers, and a network of prize-winning Web sites. Gannett also operates 22 television stations in the United States and is an Internet leader with sites sponsored by its TV stations and newspapers including USATODAY.com, one of the most popular news sites on the Web.

Certain statements in this press release may be forward looking in nature or "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

For investor inquiries, contact:
Jeff Heinz
Director, Investor Relations
703-854-6917
jheinz@gannett.com

For media inquiries, contact:
Tara Connell
Vice President of Corporate Communications
703-854-6049
tjconnel@gannett.com

#       #       #

CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

                                  Thirteen weeks ended         % Inc
                            June 27, 2004    June 29, 2003      (Dec)
Net Operating Revenues:
Newspaper advertising       $   1,252,951   $    1,115,381       12.3
Newspaper circulation             306,598          303,180        1.1
Broadcasting                      212,520          192,727       10.3
Other                             101,234           93,995        7.7
                            -------------    -------------     ------
Total                           1,873,303        1,705,283        9.9
                            -------------    -------------     ------
Operating Expenses:
Cost of sales and operating
 expenses, exclusive of
 depreciation                     946,552          856,972       10.5
Selling, general and
 administrative expenses,
 exclusive of depreciation        288,286          262,917        9.6
Depreciation                       59,129           55,078        7.4
Amortization of intangible
 assets                             2,955            2,174       35.9
                            -------------    -------------     ------
Total                           1,296,922        1,177,141       10.2
                            -------------    -------------     ------
Operating income                  576,381          528,142        9.1
                            -------------    -------------     ------
Non-operating income
 (expense):
Interest expense                  (32,042)         (36,334)     (11.8)
Other                              (7,007)             899        ***
                            -------------    -------------     ------
Total                             (39,049)         (35,435)      10.2
                            -------------    -------------     ------

Income before income taxes        537,332          492,707        9.1
Provision for income taxes        182,900          168,400        8.6
                            -------------    -------------     ------
Net income                  $     354,432    $     324,307        9.3
                            =============    =============     ======

Net income per share-basic          $1.31            $1.21        8.3
                                    =====            =====     ======
Net income per share-diluted        $1.30            $1.20        8.3
                                    =====            =====     ======
Dividends per share                 $0.25            $0.24        4.2
                                    =====            =====     ======

Broadcasting includes results from the company's 22 television stations and
Captivate Network, Inc. Captivate is a national news and entertainment network which delivers programming and full motion video advertising through wireless digital video screens in elevators of premier office towers. Captivate was acquired in early April 2004.

CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

                                  Twenty-six weeks ended       % Inc
                            June 27, 2004    June 29, 2003      (Dec)
Net Operating Revenues:
Newspaper advertising       $   2,408,962    $   2,121,428       13.6
Newspaper circulation             618,987          605,611        2.2
Broadcasting                      381,978          350,903        8.9
Other                             193,060          179,586        7.5
                            -------------    -------------     ------
Total                           3,602,987        3,257,528       10.6
                            -------------    -------------     ------
Operating Expenses:
Cost of sales and operating
 expenses, exclusive of
 depreciation                  1,886,000         1,693,594       11.4
Selling, general and
 administrative expenses,
 exclusive of depreciation       571,316           511,488       11.7
Depreciation                     118,103           109,307        8.0
Amortization of intangible
 assets                            5,338             4,004       33.3
                            -------------    -------------     ------
Total                          2,580,757         2,318,393       11.3
                            -------------    -------------     ------
Operating income               1,022,230           939,135        8.8
                            -------------    -------------     ------
Non-operating income
 (expense):
Interest expense                 (63,833)          (72,443)     (11.9)
Other                             (4,157)            5,751        ***
                            -------------    -------------     ------
Total                            (67,990)          (66,692)       1.9
                            -------------    -------------     ------

Income before income taxes       954,240           872,443        9.4
Provision for income taxes       325,400           298,300        9.1
                            -------------    -------------     ------
Net income                  $    628,840     $     574,143        9.5
                            =============    =============     ======

Net income per share-basic          $2.32            $2.14        8.4
                                    =====            =====     ======
Net income per share-diluted        $2.29            $2.12        8.0
                                    =====            =====     ======
Dividends per share                 $0.50            $0.48        4.2
                                    =====            =====     ======

Broadcasting includes results from the company's 22 television stations and
Captivate Network, Inc. Captivate is a national news and entertainment network which delivers programming and full motion video advertising through wireless digital video screens in elevators of premier office towers. Captivate was acquired in early April 2004.

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars

                                  Thirteen weeks ended         % Inc
                            June 27, 2004    June 29, 2003      (Dec)

Net Operating Revenues:
Newspaper publishing        $   1,660,783    $   1,512,556        9.8
Broadcasting                      212,520          192,727       10.3
                            -------------    -------------     ------
Total                       $   1,873,303    $   1,705,283        9.9
                            =============    =============     ======
Operating Income (net
 of depreciation and
 amortization):
Newspaper publishing        $     487,018    $     448,476        8.6
Broadcasting                      106,291           95,587       11.2
Corporate                         (16,928)         (15,921)      (6.3)
                            -------------    -------------     ------
Total                       $     576,381    $     528,142        9.1
                            =============    =============     ======
Depreciation and
 Amortization:
Newspaper publishing        $      50,595    $      46,782        8.2
Broadcasting                        7,550            6,642       13.7
Corporate                           3,939            3,828        2.9
                            -------------    -------------     ------
Total                       $      62,084    $      57,252        8.4
                            =============    =============     ======
Operating Cash Flow:
Newspaper publishing        $     537,613    $     495,258        8.6
Broadcasting                      113,841          102,229       11.4
Corporate                         (12,989)         (12,093)      (7.4)
                            -------------    -------------     ------
Total                       $     638,465    $     585,394        9.1
                            =============    =============     ======

Broadcasting includes results from the company's 22 television stations and
Captivate Network, Inc. Captivate is a national news and entertainment network which delivers programming and full motion video advertising through wireless digital video screens in elevators of premier office towers. Captivate was acquired in early April 2004.

Operating Cash Flow represents operating income for each of the company's business segments plus related depreciation and amortization expense. See attachment for reconciliation of amounts to the Consolidated Statements of
Income.

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars

                                  Twenty-six weeks ended       % Inc
                            June 27, 2004    June 29, 2003      (Dec)

Net Operating Revenues:
Newspaper publishing        $   3,221,009    $   2,906,625       10.8
Broadcasting                      381,978          350,903        8.9
                            -------------    -------------     ------
Total                       $   3,602,987    $   3,257,528       10.6
                            =============    =============     ======
Operating Income (net
 of depreciation and
 amortization):
Newspaper publishing        $     879,283    $     810,961        8.4
Broadcasting                      176,449          159,542       10.6
Corporate                         (33,502)         (31,368)      (6.8)
                            -------------    -------------     ------
Total                       $   1,022,230    $     939,135        8.8
                            =============    =============     ======
Depreciation and
 Amortization:
Newspaper publishing        $     101,133    $      92,364        9.5
Broadcasting                       14,431           13,213        9.2
Corporate                           7,877            7,734        1.8
                            -------------    -------------     ------
Total                       $     123,441    $     113,311        8.9
                            =============    =============     ======
Operating Cash Flow:
Newspaper publishing        $     980,416    $     903,325        8.5
Broadcasting                      190,880          172,755       10.5
Corporate                         (25,625)         (23,634)      (8.4)
                            -------------    -------------     ------
Total                       $   1,145,671    $   1,052,446        8.9
                            =============    =============     ======

Broadcasting includes results from the company's 22 television stations and
Captivate Network, Inc. Captivate is a national news and entertainment network which delivers programming and full motion video advertising through wireless digital video screens in elevators of premier office towers. Captivate was acquired in early April 2004.

Operating Cash Flow represents operating income for each of the company's business segments plus related depreciation and amortization expense. See attachment for reconciliation of amounts to the Consolidated Statements of
Income.

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars

"Operating Cash Flow", a non-GAAP measure, is defined as operating income plus depreciation and amortization of intangible assets.
Management believes that the use of this measure allows investors and management to measure, analyze and compare the cash resources generated from its business segment operations in a meaningful and consistent manner. The focus on operating cash flow is appropriate given the consistent and generally predictable strength of cash flow generation by newspaper and television operations, and the short period of time it takes to convert new orders to cash.

A reconciliation of these non-GAAP amounts to the company's operating income, which the company believes is the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's consolidated statements of income, follows:

Thirteen weeks ended June 27, 2004

                   Newspaper                            Consolidated
                  Publishing   Broadcasting Corporate      Total
                  ----------   ----------   ---------   ------------

Operating
 cash flow        $  537,613   $  113,841   $ (12,989)  $    638,465
Less:
Depreciation         (47,640)      (7,550)     (3,939)       (59,129)
Amortization          (2,955)         -           -           (2,955)
                  ----------   ----------   ---------   ------------
Operating Income  $  487,018   $  106,291   $ (16,928)  $    576,381
                  ==========   ==========   =========   ============

Thirteen weeks ended June 29, 2003

                   Newspaper                            Consolidated
                  Publishing   Broadcasting Corporate      Total
                  ----------   ----------   ---------   ------------

Operating
 cash flow        $  495,258   $  102,229   $ (12,093)  $    585,394
Less:
Depreciation         (44,608)      (6,642)     (3,828)       (55,078)
Amortization          (2,174)         -           -           (2,174)
                  ----------   ----------   ---------   ------------
Operating Income  $  448,476   $   95,587   $ (15,921)  $    528,142
                  ==========   ==========   =========   ============

Twenty-six weeks ended June 27, 2004

                   Newspaper                            Consolidated
                  Publishing   Broadcasting Corporate      Total
                  ----------   ----------   ---------   ------------

Operating
 cash flow        $  980,416   $  190,880   $ (25,625)  $  1,145,671
Less:
Depreciation         (95,795)     (14,431)     (7,877)      (118,103)
Amortization          (5,338)         -           -           (5,338)
                  ----------   ----------   ---------   ------------
Operating Income  $  879,283   $  176,449   $ (33,502)  $  1,022,230
                  ==========   ==========   =========   ============

Twenty-six weeks ended June 29, 2003

                   Newspaper                            Consolidated
                  Publishing   Broadcasting Corporate      Total
                  ----------   ----------   ---------   ------------

Operating
 cash flow        $  903,325   $  172,755   $ (23,634)  $  1,052,446
Less:
Depreciation         (88,360)     (13,213)     (7,734)      (109,307)
Amortization          (4,004)         -           -           (4,004)
                  ----------   ----------   ---------   ------------
Operating Income  $  810,961   $  159,542   $ (31,368)  $    939,135
                  ==========   ==========   =========   ============